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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3
(No. 333-51790) and related Prospectus of Genzyme Corporation for the registration of 224,093 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2000, with respect to the consolidated financial statements of GelTex Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
May 23, 2001